EXHIBIT 99.1

Lakeland Bancorp Announces First Quarter Results

OAK RIDGE, N.J., April 30, 2020 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $12.4 million and earnings per diluted share ("EPS") of $0.24 for the three months ended March 31, 2020 compared to net income of $15.6 million and diluted EPS of $0.31 for the first quarter of 2019. Excluding merger-related expenses pertaining to the Company’s January 2019 acquisition of Highlands Bancorp, Inc. ("Highlands") of $2.1 million, tax-effected, net income for the first quarter of 2019 was $17.8 million, or $0.35 per diluted share. For the first quarter of 2020, annualized return on average assets was 0.76%, annualized return on average common equity was 6.77% and annualized return on average tangible common equity was 8.65%.

The first quarter results were adversely impacted by a $9.2 million provision for loan losses compared to a $508,000 provision for the same period last year. The increased provision was primarily due to an increase in certain qualitative factors to account for the impact of COVID-19 on the local economy, resulting in approximately $8.0 million of the provision. The remaining $1.2 million of the provision is attributable to loan growth, a change in the loan portfolio composition and a change in loss rates. As of March 31, 2020, the ratio of the allowance for loan loss to total loans was 0.92% compared to 0.78% as of December 31, 2019.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, “Although Lakeland began 2020 from a position of strength, the economic impact of COVID-19 is expected to have a meaningful effect on financial institutions’ results, including Lakeland’s, for the balance of the year.  Lakeland’s fundamental strength, solid capital foundation and prudent operating strategies should position the Company well to navigate the challenges that may arise in the months ahead. As the pandemic has advanced, Lakeland has made it a priority to safeguard the health of our associates and customers while assisting customers impacted by the economic burdens of COVID-19 and providing support to our communities."

Mr. Shara continued, “We particularly want to thank our associates for their tireless professionalism, compassion and dedication to serving our customers under unprecedented conditions. These qualities, along with Lakeland’s solid capital position and deep engagement with our customers and communities, will allow all of us to move forward and emerge - strong and united - from this challenging period.”

COVID-19

As part of Lakeland’s response to COVID-19, we initiated remote working plans and encouraged the use of our mobile and online banking alternatives. To assist COVID-19 impacted borrowers, we are offering temporary payment deferrals on commercial, mortgage and consumer loans. As of April 16, 2020, we have applications for payment deferrals on approximately $745 million of commercial loans and $54 million of mortgage and consumer loans. We also are participating in the Small Business Administration Paycheck Protection Program ("PPP") and have loan applications and approvals of approximately $350 million, to help strengthen local  businesses and preserve jobs in our communities.

Net Interest Margin and Net Interest Income

Net interest margin for the first quarter of 2020 of 3.28% decreased fourteen basis points from the first quarter of 2019 and increased one basis point from the fourth quarter of 2019. The decrease in net interest margin compared to the first quarter of 2019 was due primarily to a 27 basis point decrease in the yield on interest-earning assets partially offset by a 16 basis point decrease in the cost of interest bearing liabilities.

The yield on interest-earning assets for the first quarter of 2020 was 4.17% compared to 4.44% for the first quarter of 2019 and 4.21% for the fourth quarter of 2019. The current quarter decrease in yield on interest-earning assets, when compared to the prior year periods, was due primarily to a reduction in the yield on loans due to decreases in the prime rate during 2019 and 2020.

The cost of interest-bearing liabilities for the first quarter of 2020 was 1.18% compared to 1.34% for the first quarter of 2019 and 1.26% for the fourth quarter of 2019. The cost of interest-bearing transaction accounts, time deposits and borrowings have decreased since 2019 largely driven by reductions in the federal funds rate.

Net interest income increased $1.3 million to $49.9 million for the first quarter of 2020 compared to $48.6 million for the first quarter of 2019, due primarily to the growth in the volume of interest-earning assets and a decrease in interest rates on interest-bearing liabilities partially offset by a decrease in the yield on interest-earning assets.

Noninterest Income

Noninterest income increased $2.3 million to $8.0 million for the first quarter of 2020 from $5.7 million for the first quarter of 2019 due primarily to an increase in swap income of $2.6 million. The first quarter of 2020 also included $342,000 in gains on sales of investment securities compared to none in the first quarter of 2019.  Partially offsetting these favorable variances was losses on equity securities of $653,000 compared to gains of $353,000 recorded during the first quarter of 2019.

Noninterest Expense

Noninterest expense totaled $32.5 million for the first quarter of 2020 and decreased $1.5 million compared to the first quarter of 2019.  Excluding merger-related expenses recorded in the first quarter of 2019, noninterest expense increased $1.4 million from the first quarter of 2019 to the first quarter of 2020. Salary and employee benefit expense increased $1.0 million as a result of staff additions, normal merit increases and higher benefit costs. Furniture and equipment expense increased $444,000 compared to the first quarter of 2019 due primarily to an increase in costs associated with the Company's digital strategy initiative, while marketing expense decreased $242,000 due to the timing of marketing campaigns. First quarter 2020 results also included a long-term debt prepayment fee of $356,000 resulting from the payoff of $10.0 million in Federal Home Loan Bank debt yielding 2.89%.

Income Tax Expense

The effective tax rate for the first quarter of 2020 was 23.4% compared to 21.2% for the first quarter of 2019, as a result of a technical bulletin issued by the New Jersey Division of Taxation during the second quarter 2019, which resulted in increasing our estimated effective tax rate.

Financial Condition

At March 31, 2020, total assets were $7.01 billion, an increase of $302.7 million compared to December 31, 2019. For the three months ended March 31, 2020, total loans grew $190.8 million to $5.33 billion and investment securities increased $55.5 million to $974.3 million. On the funding side, total deposits increased $161.4 million to $5.46 billion, while borrowings increased $65.3 million to $678.0 million. At March 31, 2020, total loans as a percent of total deposits was 97.7%.

Asset Quality

At March 31, 2020, non-performing assets increased to $32.8 million, 0.47% of total assets, compared to $21.7 million, 0.32% of total assets, at December 31, 2019. Non-accrual loans as a percent of total loans increased to 0.61% at March 31, 2020 compared to 0.41% at December 31, 2019. The increase in non-accrual loans from December 31, 2019, related primarily to one loan relationship totaling $9.5 million that was not COVID-19 related. The allowance for loan losses increased to $48.9 million, 0.92% of total loans, at March 31, 2020, compared to $40.0 million, 0.78% of total loans, at December 31, 2019.  In the first quarter of 2020, the Company had net charge-offs of $342,000, or 0.03% of average loans, annualized, compared to $217,000, or 0.02%, for the same period in 2019. The provision for loan losses for the first quarter of 2020 was $9.2 million compared to the provision for loan losses of $508,000 in the first quarter of 2019.

Capital

At March 31, 2020, stockholders' equity was $736.9 million compared to $725.3 million at December 31, 2019, a 2% increase. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.38% at March 31, 2020. The book value per common share and tangible book value per common share increased 8% and 10% to $14.60 and $11.43, respectively, compared to $13.51 and $10.35 at March 31, 2019. On April 28, 2020, the Company declared a quarterly cash dividend of $0.125 per share to be paid on May 20, 2020, to shareholders of record as of May 11, 2020.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements - including the statements regarding the prospective impact of COVID-19 - that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets; changes in economic conditions nationally, regionally and in the Company’s markets; public health crises (such as the governmental, social and economic effects of the novel coronavirus); the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; changes in levels of market interest rates; pricing pressures on loan and deposit products; credit risks of Lakeland’s lending and equipment financing activities; successful implementation, deployment and upgrades of new and existing technology, systems, services and products; and customers’ acceptance of Lakeland’s products and services.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods in question.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities and gain on debt extinguishment, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying non-GAAP tables.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which has over $7 billion in total assets. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset based lending, equipment financing, small business loans and lines, and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as New Jersey’s #1 Best-In-State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey’s 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com for more information.

Thomas J. Shara
President & CEO

Thomas F. Splaine
EVP & CFO
973-697-2000

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2020	2019
INTEREST INCOME
Loans and net deferred fees and costs	$57,857	$57,642
Federal funds sold and interest-bearing deposits with banks	159	254
Taxable investment securities and other	5,229	4,873
Tax exempt investment securities	332	408
TOTAL INTEREST INCOME	63,577	63,177
INTEREST EXPENSE
Deposits	10,863	11,497
Federal funds purchased and securities sold under agreements to repurchase	429	608
Other borrowings	2,386	2,466
TOTAL INTEREST EXPENSE	13,678	14,571
NET INTEREST INCOME	49,899	48,606
Provision for loan losses	9,223	508
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	40,676	48,098
NONINTEREST INCOME
Service charges on deposit accounts	2,500	2,573
Commissions and fees	1,640	1,412
Income on bank owned life insurance	665	683
Gain (loss) on equity securities	(653)	353
Gains on sales of loans	415	371
Gains on sales of investment securities	342	—
Swap income	2,843	199
Other income	259	132
TOTAL NONINTEREST INCOME	8,011	5,723
NONINTEREST EXPENSE
Salaries and employee benefit expense	20,235	19,231
Net occupancy expense	2,836	2,954
Furniture and equipment expense	2,560	2,116
FDIC insurance expense	298	450
Stationary, supplies and postage expense	399	447
Marketing expense	227	469
Data processing expense	1,253	1,327
Telecommunications expense	444	493
ATM and debit card expense	587	602
Core deposit intangible amortization	265	304
Other real estate owned and other repossessed assets expense	12	86
Long-term debt prepayment fee	356	—
Merger-related expenses	—	2,860
Other expenses	3,032	2,645
TOTAL NONINTEREST EXPENSE	32,504	33,984
INCOME BEFORE PROVISION FOR INCOME TAXES	16,183	19,837
Provision for income taxes	3,791	4,211
NET INCOME	$12,392	$15,626
EARNINGS PER COMMON SHARE:
Basic	$0.24	$0.31
Diluted	$0.24	$0.31
DIVIDENDS PAID PER COMMON SHARE	$0.125	$0.115

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Cash	$272,560	$275,794
Interest-bearing deposits due from banks	13,076	6,577
Total cash and cash equivalents	285,636	282,371
Investment securities available for sale, at fair value	813,090	755,900
Equity securities, at fair value	16,902	16,473
Investment securities held to maturity; fair value of $119,023 at March 31, 2020 and $124,904 at December 31, 2019	115,752	123,975
Federal Home Loan Bank and other membership stocks, at cost	28,575	22,505
Loans held for sale	3,098	1,743
Loans, net of deferred fees	5,328,623	5,137,823
Less: Allowance for loan losses	48,884	40,003
Net loans and leases	5,279,739	5,097,820
Premises and equipment, net	47,618	47,608
Operating lease right-of-use assets	17,621	18,282
Accrued interest receivable	16,775	16,832
Goodwill	156,277	156,277
Other identifiable intangible assets	4,049	4,314
Bank owned life insurance	113,082	112,392
Other assets	115,694	54,744
TOTAL ASSETS	$7,013,908	$6,711,236
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$1,129,695	$1,124,121
Savings and interest-bearing transaction accounts	3,241,397	3,298,854
Time deposits $250 thousand and under	845,554	652,144
Time deposits over $250 thousand	238,492	218,660
Total deposits	5,455,138	5,293,779
Federal funds purchased and securities sold under agreements to repurchase	419,085	328,658
Other borrowings	140,715	165,816
Subordinated debentures	118,229	118,220
Operating lease liabilities	19,126	19,814
Other liabilities	124,693	59,686
TOTAL LIABILITIES	6,276,986	5,985,973
STOCKHOLDERS' EQUITY
Common stock, no par value; authorized shares, 100,000,000; issued shares 50,592,673 and outstanding shares 50,461,638 at March 31, 2020 and issued and outstanding shares 50,498,410 at December 31, 2019	560,653	560,263
Retained earnings	168,780	162,752
Treasury shares, at cost, 131,035 shares at March 31, 2020 and no shares at December 31, 2019	(1,452)	—
Accumulated other comprehensive income	8,941	2,248
TOTAL STOCKHOLDERS' EQUITY	736,922	725,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,013,908	$6,711,236

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2020	2019	2019	2019	2019
INCOME STATEMENT
Net interest income	$49,899	$49,548	$48,682	$49,198	$48,606
Provision for loan losses	(9,223)	(1,086)	(536)	—	(508)
Gains on sales of investment securities	342	—	—	—	—
Gains on sales of loans	415	375	486	428	371
(Loss) gain on equity securities	(653)	(29)	72	100	353
Other noninterest income	7,907	7,638	6,142	5,861	4,999
Long-term debt prepayment fee	(356)	—	—	—	—
Merger-related expenses	—	—	—	(318)	(2,860)
Other noninterest expense	(32,148)	(31,523)	(29,563)	(31,368)	(31,124)
Pretax income	16,183	24,923	25,283	23,901	19,837
Provision for income taxes	(3,791)	(6,208)	(6,409)	(6,444)	(4,211)
Net income	$12,392	$18,715	$18,874	$17,457	$15,626

Basic earnings per common share	$0.24	$0.37	$0.37	$0.34	$0.31
Diluted earnings per common share	$0.24	$0.37	$0.37	$0.34	$0.31
Dividends paid per common share	$0.125	$0.125	$0.125	$0.125	$0.115
Dividends paid	$6,364	$6,363	$6,362	$6,357	$5,838
Weighted average shares - basic	50,586	50,566	50,553	50,509	50,275
Weighted average shares - diluted	50,728	50,748	50,694	50,649	50,442

SELECTED OPERATING RATIOS
Annualized return on average assets	0.76%	1.15%	1.17%	1.12%	1.02%
Annualized return on average common equity	6.77%	10.32%	10.61%	10.16%	9.41%
Annualized return on average tangible common equity (1)	8.65%	13.29%	13.74%	13.21%	12.32%
Annualized net interest margin	3.28%	3.27%	3.25%	3.39%	3.42%
Efficiency ratio (1)	55.30%	54.20%	52.77%	55.78%	56.62%
Common stockholders' equity to total assets	10.51%	10.81%	10.99%	10.90%	10.70%
Tangible common equity to tangible assets (1)	8.41%	8.62%	8.72%	8.61%	8.41%
Tier 1 risk-based ratio	10.61%	11.02%	11.24%	11.11%	10.98%
Total risk-based ratio	13.04%	13.40%	13.70%	13.60%	13.48%
Tier 1 leverage ratio	9.38%	9.41%	9.34%	9.30%	9.23%
Common equity tier 1 capital ratio	10.08%	10.46%	10.66%	10.52%	10.38%
Book value per common share	$14.60	$14.36	$14.13	$13.85	$13.51
Tangible book value per common share (1)	$11.43	$11.18	$10.94	$10.66	$10.35

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans	$5,331,863	$5,140,940	$4,925,998	$4,925,300	$4,924,671
Allowance for loan losses	48,884	40,003	38,655	38,662	37,979
Investment securities	974,319	918,853	905,078	863,474	850,729
Total assets	7,013,908	6,711,236	6,492,474	6,407,195	6,365,063
Total deposits	5,455,138	5,293,779	5,210,619	5,082,598	5,064,584
Short-term borrowings	419,085	328,658	199,326	258,703	261,266
Other borrowings	258,944	284,036	284,029	294,022	293,976
Stockholders' equity	736,922	725,263	713,204	698,463	681,343

LOANS
Commercial, real estate	$4,073,911	$3,924,762	$3,749,413	$3,737,447	$3,769,545
Commercial, industrial and other	467,346	431,934	391,486	407,776	389,230
Equipment financing	116,421	111,076	104,689	99,351	90,791
Residential mortgages	334,114	335,191	337,482	336,810	335,290
Consumer and home equity	340,071	337,977	342,928	343,916	339,815
Total loans	$5,331,863	$5,140,940	$4,925,998	$4,925,300	$4,924,671

DEPOSITS
Noninterest-bearing	$1,129,695	$1,124,121	$1,101,083	$1,089,474	$1,071,890
Savings and interest-bearing transaction accounts	3,241,397	3,298,854	3,196,323	3,007,784	3,046,322
Time deposits	1,084,046	870,804	913,213	985,340	946,372
Total deposits	$5,455,138	$5,293,779	$5,210,619	$5,082,598	$5,064,584

Total loans to total deposits ratio	97.7%	97.1%	94.5%	96.9%	97.2%

SELECTED AVERAGE BALANCE SHEET DATA
Loans	$5,208,097	$5,025,377	$4,937,488	$4,917,109	$4,871,534
Investment securities	879,987	894,698	869,734	854,608	858,046
Interest-earning assets	6,133,003	6,022,525	5,947,645	5,836,333	5,772,853
Total assets	6,565,302	6,470,082	6,379,675	6,256,523	6,183,224
Noninterest-bearing demand deposits	1,109,638	1,130,192	1,100,413	1,083,745	1,056,060
Savings deposits	496,798	492,903	494,377	502,340	513,270
Interest-bearing transaction accounts	2,830,778	2,814,831	2,678,424	2,562,365	2,554,865
Time deposits	872,998	873,924	964,159	961,212	890,070
Total deposits	5,310,212	5,311,850	5,237,373	5,109,662	5,014,265
Short-term borrowings	159,825	67,097	74,042	110,941	128,972
Other borrowings	277,753	284,049	287,839	283,177	306,529
Total interest-bearing liabilities	4,638,152	4,532,804	4,498,841	4,420,035	4,393,706
Stockholders' equity	736,719	719,292	705,726	689,324	673,205

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
AVERAGE ANNUALIZED YIELDS (TAXABLE EQUIVALENT BASIS) AND COSTS
ASSETS
Loans	4.47%	4.60%	4.71%	4.82%	4.80%
Taxable investment securities and other	2.56%	2.34%	2.50%	2.55%	2.49%
Tax-exempt securities	2.67%	2.69%	2.70%	2.74%	2.74%
Federal funds sold and interest-bearing cash accounts	1.42%	1.65%	1.98%	2.15%	2.35%
Total interest-earning assets	4.17%	4.21%	4.32%	4.46%	4.44%
LIABILITIES
Savings accounts	0.07%	0.07%	0.06%	0.06%	0.07%
Interest-bearing transaction accounts	0.97%	1.05%	1.24%	1.25%	1.18%
Time deposits	1.81%	1.93%	2.00%	1.96%	1.79%
Borrowings	2.54%	2.86%	2.89%	2.90%	2.82%
Total interest-bearing liabilities	1.18%	1.26%	1.41%	1.42%	1.34%
Net interest spread (taxable equivalent basis)	2.99%	2.96%	2.91%	3.04%	3.10%
Annualized net interest margin (taxable equivalent basis)	3.28%	3.27%	3.25%	3.39%	3.42%
Annualized cost of deposits	0.82%	0.88%	1.00%	1.00%	0.93%
ASSET QUALITY DATA
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$40,003	$38,655	$38,662	$37,979	$37,688
Provision for loan losses	9,223	1,086	536	—	508
Charge-offs	(483)	(198)	(809)	(413)	(516)
Recoveries	141	460	266	1,096	299
Balance at end of period	$48,884	$40,003	$38,655	$38,662	$37,979

NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial, real estate	$111	$(18)	$203	$(85)	$67
Commercial, industrial and other	(31)	13	393	(909)	50
Equipment financing	71	(297)	—	293	85
Residential mortgages	96	—	(55)	(2)	41
Consumer and home equity	95	40	2	20	(26)
Net charge-offs (recoveries)	$342	$(262)	$543	$(683)	$217

NON-PERFORMING ASSETS
Commercial, real estate	$24,770	$13,281	$9,164	$10,205	$9,817
Commercial, industrial and other	1,909	1,539	795	662	2,202
Equipment financing	199	284	271	136	383
Residential mortgages	2,837	3,428	3,250	1,548	1,740
Consumer and home equity	2,689	2,606	2,437	1,873	1,581
Total non-accrual loans	32,404	21,138	15,917	14,424	15,723
Property acquired through foreclosure or repossession	393	563	944	532	715
Total non-performing assets	$32,797	$21,701	$16,861	$14,956	$16,438

Loans past due 90 days or more and still accruing	$99	$—	$—	$—	$78
Loans restructured and still accruing	$4,719	$5,650	$5,029	$5,139	$6,352

Ratio of allowance for loan losses to total loans	0.92%	0.78%	0.78%	0.78%	0.77%
Total non-accrual loans to total loans	0.61%	0.41%	0.32%	0.29%	0.32%
Total non-performing assets to total assets	0.47%	0.32%	0.26%	0.23%	0.26%
Annualized net charge-offs (recoveries) to average loans	0.03%	(0.02)%	0.04%	(0.06)%	0.02%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	At or for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except ratios and per share amounts)	2020	2019	2019	2019	2019
CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE
Total common stockholders' equity at end of period - GAAP	$736,922	$725,263	$713,204	$698,463	$681,343
Less: Goodwill	156,277	156,277	156,277	155,830	154,153
Less: Other identifiable intangible assets	4,049	4,314	4,602	4,891	5,192
Total tangible common stockholders' equity at end of period - Non-GAAP	$576,596	$564,672	$552,325	$537,742	$521,998

Shares outstanding at end of period	50,462	50,498	50,489	50,441	50,436

Book value per share - GAAP	$14.60	$14.36	$14.13	$13.85	$13.51

Tangible book value per share - Non-GAAP	$11.43	$11.18	$10.94	$10.66	$10.35

CALCULATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Total tangible common stockholders' equity at end of period - Non-GAAP	$576,596	$564,672	$552,325	$537,742	$521,998

Total assets at end of period - GAAP	$7,013,908	$6,711,236	$6,492,474	$6,407,195	$6,365,063
Less: Goodwill	156,277	156,277	156,277	155,830	154,153
Less: Other identifiable intangible assets	4,049	4,314	4,602	4,891	5,192
Total tangible assets at end of period - Non-GAAP	$6,853,582	$6,550,645	$6,331,595	$6,246,474	$6,205,718

Common equity to assets - GAAP	10.51%	10.81%	10.99%	10.90%	10.70%

Tangible common equity to tangible assets - Non-GAAP	8.41%	8.62%	8.72%	8.61%	8.41%

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$12,392	$18,715	$18,874	$17,457	$15,626

Total average common stockholders' equity - GAAP	$736,719	$719,292	$705,726	$689,324	$673,205
Less: Average goodwill	156,277	156,277	155,835	154,171	153,562
Less: Average other identifiable intangible assets	4,205	4,468	4,761	5,058	5,254
Total average tangible common stockholders' equity - Non-GAAP	$576,237	$558,547	$545,130	$530,095	$514,389

Return on average common stockholders' equity - GAAP	6.77%	10.32%	10.61%	10.16%	9.41%

Return on average tangible common stockholders' equity - Non-GAAP	8.65%	13.29%	13.74%	13.21%	12.32%

CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$32,504	$31,523	$29,563	$31,686	$33,984
Amortization of core deposit intangibles	(265)	(289)	(288)	(301)	(304)
Merger-related expenses	—	—	—	(318)	(2,860)
Long term debt prepayment fees	$(356)	$—	$—	$—	$—
Noninterest expense, as adjusted	$31,883	$31,234	$29,275	$31,067	$30,820

Net interest income	$49,899	$49,548	$48,682	$49,198	$48,606
Total noninterest income	8,011	7,984	6,700	6,389	5,723
Total revenue	57,910	57,532	55,382	55,587	54,329
Tax-equivalent adjustment on municipal securities	88	91	97	105	108
(Gains) on sales of investment securities	(342)	—	—	—	—
Total revenue, as adjusted	$57,656	$57,623	$55,479	$55,692	$54,437
Efficiency ratio - Non-GAAP	55.30%	54.20%	52.77%	55.78%	56.62%

Lakeland Bancorp, Inc.
Supplemental Information - Reconciliation of Net Income
(Unaudited)

	For the Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2020	2019

Net income - GAAP	$12,392	$15,626

NON-ROUTINE TRANSACTIONS, NET OF TAX
Tax deductible merger-related expenses	—	1,656
Non-tax deductible merger-related expenses	—	491
Net effect of non-routine transactions	—	2,147

Net income available to common shareholders excluding non-routine transactions	$12,392	$17,773
Less: Earnings allocated to participating securities	102	141
Net Income, excluding non-routine transactions	$12,290	$17,632

Weighted average shares - Basic	50,586	$50,275
Weighted average shares - Diluted	50,728	$50,442

Basic earnings per share - GAAP	$0.24	$0.31
Diluted earnings per share - GAAP	$0.24	$0.31

Basic earnings per share, adjusted for non-routine transactions	$0.24	$0.35
Diluted earnings per share, adjusted for non-routine transactions (Core EPS)	$0.24	$0.35

Return on average assets - GAAP	0.76%	1.02%
Return on average assets, adjusted for non-routine transactions	0.76%	1.17%

Return on average common stockholders' equity - GAAP	6.77%	9.41%
Return on average common stockholders' equity, adjusted for non-routine transactions	6.77%	10.71%

Return on average tangible common stockholders' equity - Non-GAAP	8.65%	12.32%
Return on average tangible common stockholders' equity - Non-GAAP, adjusted for non-routine transactions	8.65%	14.01%